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                                                                      Exhibit 21


                          UNITED WATER RESOURCES INC.

                                 SUBSIDIARIES



     Subsidiaries of Registrant                      State of Incorporation
     --------------------------                      ----------------------

     Hackensack Water Company                             New Jersey

     Laboratory Resources, Inc.                           New Jersey

     Rivervale Realty Co., Inc.                           New York

     Dundee Water Power & Land Company (50% owned)        New Jersey

     Mid-Atlantic Utilities Corporation                   New Jersey



     Hackensack Water Company Subsidiaries
     -------------------------------------

     Spring Valley Water Company Incorporated             New York